Exhibit 10.54

JOINDER AGREEMENT

               This Joinder Agreement (the “Joinder Agreement”) is made this 5th day of September, 2003 by and among FermPro Manufacturing, LP, a Georgia limited partnership (“FermPro”), Astral Technologies, Inc., a South Carolina corporation and the general partner of FermPro (“Astral”), the Management Employees (as defined in the Purchase Agreement), Martek Biosciences Corporation, a Delaware corporation (“Martek”), and Martek Biosciences Kingstree Corporation, a Delaware corporation and a wholly owned subsidiary of Martek (“Martek Kingstree”). Capitalized terms used but not otherwise defined in this Joinder Agreement shall have the meanings ascribed thereto in the Purchase Agreement.

          WHEREAS, FermPro, Astral, the Management Employees and Martek, on behalf of itself or a wholly-owned corporation or entity to be formed by it (the “Buyer”) entered into that certain Asset Sale and Purchase Agreement dated as of July 21, 2003, as amended by the First Amendment to Asset Sale and Purchase Agreement dated as of September 2, 2003, and as further amended by the Second Amendment to Asset Sale and Purchase Agreement dated as of September 5, 2003 (collectively, the “Purchase Agreement”) whereby Buyer agreed to purchase from FermPro the Assets in connection with FermPro’s operation of a large-scale fermentation facility in Kingstree, South Carolina;

          WHEREAS, as contemplated by the Purchase Agreement, Martek formed a wholly-owned subsidiary, Martek Kingstree, on August 4, 2003, by filing a Certificate of Incorporation with the Secretary of State of the State of Delaware; and

          WHEREAS, in connection with FermPro’s sale and transfer of the Assets to Buyer under the Purchase Agreement, Martek Kingstree is executing this Joinder Agreement to join in and be bound by the terms and provisions of the Purchase Agreement as the Buyer thereunder.

          NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

          1. Upon the execution of this Joinder Agreement by all of the parties hereto, Martek Kingstree shall become a party to the Purchase Agreement as the Buyer, as that term is defined therein, as if Martek Kingstree had been a party to such agreement as of the date thereof.

          2. This Joinder Agreement shall act as a counterpart signature to the Purchase Agreement.

           3. This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument.

          4. This Joinder Agreement shall be construed under and governed by the laws of the State of Maryland without giving effect to its conflicts of laws principles.

[signatures appear on following page]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Joinder Agreement, or has caused this Joinder Agreement to be duly executed and delivered in its name on it behalf, all as of the day and year first above written.

[Seal]	FermPro Manufacturing, LP

	By:	Astral Technologies, Inc., its General Partner

	By:	/s/ BARNEY B. EASTERLING, JR.

Name: Barney B. Easterling, Jr.
Title: President and CEO
[Seal]	Astral Technologies, Inc.

	By:	BARNEY B. EASTERLING, JR.

Barney B. Easterling, Jr. President and Chief Executive Officer

Management Employees:

/s/ FLINT HARDING, III
Flint Harding, III

/s/ RACHEL S. MONTGOMERY
Rachel S. Montgomery

/s/ MICHAEL L. HORTON
Michael L. Horton

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H. Ronald Easler

Roger H. Gause

Barney B. Easterling, Jr.

[Seal]	Martek Biosciences Corporation

By:
Name:
Title:

[Seal]	Martek Biosciences Kingstree Corporation
By:
Name:
Title:

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